 Exhibit 4.1

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL SUM REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL SUM AND ACCRUED INTEREST SET FORTH BELOW.

10% SECURED CONVERTIBLE PROMISSORY NOTE

OF

HELIX TCS, INC.

Issuance Date: April 26, 2017

Total Face Value of Note: $100,000

This Note is a duly authorized Fixed Secured Convertible Promissory Note of Helix TCS, Inc. a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company's 10% Secured Convertible Promissory Note due October 26, 2017 (“Maturity Date”) in the principal amount of $100,000 (the “Note”).

For Value Received, the Company hereby promises to pay to the order of RedDiamond Partners, LLC or its registered assigns or successors-in-interest (the “Holder”) the Principal Sum of $100,000 (the “Principal Sum”) and to pay “guaranteed” interest on the principal balance hereof at an amount equivalent to 10% of the Principal Sum, to the extent such Principal Sum and “guaranteed” interest and any other interest, fees, liquidated damages and/or items due to Holder herein have not been repaid or converted into the Company's Common Stock (the “Common Stock”), in accordance with the terms hereof. The sum of $75,000 shall be remitted and delivered to the Company, and $25,000 shall be retained by the Holder through an original issue discount (the “OID”) for due diligence and legal bills related to this transaction.

In addition to the “guaranteed” interest referenced above, and in the Event of Default pursuant to Section 2.00(a), additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 20% per annum or the highest rate permitted by law (the “Default Rate”).

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This Note will become effective only upon the execution by both parties, including the execution of Exhibits B, C and D and the Irrevocable Transfer Agent Instructions (the “Date of Execution”) and delivery of the initial payment of consideration by the Holder (the “Effective Date”).

As an investment incentive, the Company will issue 150,000 5 year cashless warrants, exercisable at $1.00.

This Note may be prepaid by the Company, in whole or in part, according to the following schedule:

Days Since Effective Date	Prepayment Amount
Under 90	115% of Principal Amount
91-135	125% of Principal Amount
136-180	135% of Principal Amount

After 180 days from the Effective Date this Note may not be prepaid without written consent from Holder, which consent may be withheld, delayed or denied in Holder’s sole and absolute discretion. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day. If the Note is in default, per Section 2.00(a) below, the Company may not prepay the Note without written consent of the Holder.

For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Conversion Price” shall be equal to the lower of $1.00 or a 50% discount to the lowest closing bid price of the Company’s Common Stock for the 30 Trading Days prior to a Conversion Date.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note (including the original issue discount, prorated if the Note has not been funded in full), (ii) all guaranteed and other accrued but unpaid interest hereunder, (iii) any fees due hereunder, (iv) liquidated damages, and (v) any default payments owing under the Note, in each case previously paid or added to the Principal Amount.

“Principal Market” shall refer to the primary exchange on which the Company’s common stock is traded or quoted.

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“Trading Day” shall mean a day on which there is trading or quoting for any security on the Principal Market.

“Underlying Shares” means the shares of common stock into which the Note is convertible (including interest, fees, liquidated damages and/or principal payments in common stock as set forth herein) in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1.00     Conversion.

(a)        Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder's sole option, at any time and from time to time to convert in whole or in part the outstanding and unpaid Principal Amount under this Note into shares of Common Stock as per the Conversion Price. The date of any conversion notice (“Conversion Notice”) hereunder shall be referred to herein as the “Conversion Date”.

(b)       Stock Certificates or DWAC. The Company will deliver to the Holder, or Holder’s authorized designee, no later than 2 Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions if the shares of Common Stock underlying the portion of the Note being converted are eligible under a resale exemption pursuant to Rule 144(b)(1)(ii) and Rule 144(d)(1)(ii) of the Securities Act of 1933, as amended) representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer (“FAST”) program, the Company shall instead use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposits and Withdrawal at Custodian (“DWAC”) program (provided that the same time periods herein as for stock certificates shall apply).

(c)     Charges and Expenses. Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, legal opinion and related charges, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Company shall pay all Transfer Agent fees incurred from the issuance of the Common Stock to Holder, as well as any and all other fees and charges required by the Transfer Agent as a condition to effectuate such issuance. Any such fees or charges, as noted in this Section that are paid by the Holder (whether from the Company’s delays, outright refusal to pay, or otherwise), will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144.

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(d)       Delivery Timeline. If the Company fails to deliver to the Holder such certificate or certificates (or shares through the DWAC program) pursuant to this Section (free of any restrictions on transfer or legends, if eligible) prior to 3 Trading Days after the Conversion Date, the Company shall pay to the Holder as liquidated damages an amount equal to $2,000 per day, until such certificate or certificates are delivered. The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from a failure to deliver the Common Stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs. Such liquidated damages will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144.

(e)       Reservation of Underlying Securities. The Company covenants that it will at all times reserve and keep available for Holder, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, at least five times the number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 1.00, but without regard to any ownership limitations contained herein) upon the conversion of this Note (consisting of the Principal Amount), under the formula in Section 2.00(c) below, to Common Stock (the “Required Reserve”). The Company covenants that all shares of Common Stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable (if eligible). If the amount of shares on reserve in Holder’s name at the Company’s transfer agent for this Note shall drop below the Required Reserve, the Company will, within 2 Trading Days of notification from Holder, instruct the transfer agent to increase the number of shares so that the Required Reserve is met. In the event that the Company does not instruct the transfer agent to increase the number of shares so that the Required Reserve is met, the Holder will be allowed, if applicable, to provide this instruction as per the terms of the Irrevocable Transfer Agent Instructions attached to this Note. The Company agrees that the maintenance of the Required Reserve is a material term of this Note and any breach of this Section 1.00(e) will result in a default of the Note.

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(f)       Conversion Limitation. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Conversion Notice, the Holder would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 1(f) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Conversion Notice shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(f), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 1(f) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. (“Restricted Ownership Percentage”).

(g)       Conversion Delays. If the Company fails to deliver shares in accordance with the timeframe stated in Section 1.00(b), the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares. The rescinded conversion amount will be returned to the Principal Sum with the rescinded conversion shares returned to the Company, under the expectation that any returned conversion amounts will tack back to the Effective Date.

(h)       Shorting and Hedging. Holder may not engage in any “shorting” or “hedging” transaction(s) in the Common Stock of the Company prior to conversion.

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(i)       Conversion Right Unconditional. If the Holder shall provide a Conversion Notice as provided herein, the Company's obligations to deliver Common Stock shall be absolute and unconditional, irrespective of any claim of setoff, counterclaim, recoupment, or alleged breach by the Holder of any obligation to the Company.

Section 2.00     Defaults and Remedies.

(a)       Events of Default. An “Event of Default” is: (i) a default in payment of any amount due hereunder which default continues for more than 5 Trading Days after the due date; (ii) a default in the timely issuance of underlying shares upon and in accordance with terms of Section 1.00, which default continues for 2 Trading Days after the Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iii) if the Company does not issue the press release or file the Current Report in accordance with the provisions and the deadlines referenced Section 4.00(h); (iv) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of this Note; (v) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (vi) any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (vii) if the Company is subject to any Bankruptcy Event; (viii) any failure of the Company to satisfy its “filing” obligations under Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and guidelines issued by OTC Markets News Service, OTCMarkets.com and their affiliates; (ix) failure of the Company to remain in good standing under the laws of the State of Delaware; (x) any failure of the Company to provide the Holder with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 1 Trading Day of request by Holder; (xi) failure by the Company to maintain the Required Reserve in accordance with the terms of Section 1.00(e); (xii) failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; (xiii) any delisting from a Principal Market for any reason; (xiv) failure by Company to pay any of its Transfer Agent fees in excess of $2,000 or to maintain a Transfer Agent of record; (xv) failure by Company to notify Holder of a change in Transfer Agent within 24 hours of such change; (xvi) any trading suspension imposed by the United States Securities and Exchange Commission (the “SEC”) under Sections 12(j) or 12(k) of the 1934 Act; (xvii) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; (xviii) failure by the Company to file with the SEC within 90 days of the Issuance Date of this Note a registration statement covering 300% of the shares underlying this Note or the maximum amount allowed by the SEC; or (xix) failure by the Company to have a registration statement covering the shares underlying this Note to be declared effective by the SEC by the 210th date from the Issuance Date of this Note.

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(b)       Remedies. If an Event of Default occurs, the outstanding Principal Amount of this Note owing in respect thereof through the date of acceleration, shall become, at the Holder's election, immediately due and payable in cash at the “Mandatory Default Amount”. The Mandatory Default Amount means 150% of the outstanding Principal Amount of this Note, will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, this Note shall accrue additional interest, in addition to the Note’s “guaranteed” interest, at a rate equal to the lesser of 20% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment pursuant to this Section 2.00(b). No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit the Holder's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

Section 3.00 Representations and Warranties of Holder.

Holder hereby represents and warrants to the Company that:

(a)       Holder is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “1933 Act”), and will acquire this Note and the Underlying Shares (collectively, the “Securities”) for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the 1933 Act, in a manner which would require registration under the 1933 Act or any state securities laws. Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of the Securities. Holder can bear the economic risk of the Securities, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Securities. Holder recognizes that the Securities have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available. Holder has carefully considered and has, to the extent Holder believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, and has determined that the Securities are a suitable investment for it. Holder has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Holders’ knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Holder has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Securities and the Company, and all such questions have been answered to the full satisfaction of Holder. The Company has not supplied Holder any information regarding the Securities or an investment in the Securities other than as contained in this Agreement, and Holder is relying on its own investigation and evaluation of the Company and the Securities and not on any other information.

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(b)      The Holder is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Holder is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(c)      All corporate action has been taken on the part of the Holder, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. The Holder has taken all corporate action required to make all of the obligations of the Holder reflected in the provisions of this Note, valid and enforceable obligations.

(d)      Each certificate or instrument representing Securities will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the 1933 Act or exempt from registration:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Section 4.00     General.

(a)       Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)       Assignment, Etc. The Holder may assign or transfer this Note to any transferee at its sole discretion. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(c)       Funding Window. The Company agrees that it will not enter into a convertible security financing transaction, including 3(a) 9 and 3(a)10 transactions, with any party other than the Holder for a period of 90 Trading Days following the Effective Date. The Company agrees that this is a material term of this Note and any breach of this will result in a default of the Note.

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(d)       Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any convertible security (whether such debt begins with a convertible feature or such feature is added at a later date) with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at the Holder's option, shall become a part of this Note and its supporting documentation. The types of terms contained in the other security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion look back periods, interest rates, original issue discount percentages and warrant coverage.

(e)       Governing Law; Jurisdiction.

(i)       Governing Law. This Note will be governed by and construed in accordance with the laws of the state of New York without regard to any conflicts of laws or provisions thereof that would otherwise require the application of the law of any other jurisdiction.

(ii)      Jurisdiction and Venue. Any dispute or claim arising to or in any way related to this Note or the rights and obligations of each of the parties shall be brought only in the state courts of New York or in the federal courts located in New York County, New York.

(iii)    No Jury Trial. The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(iv)     Delivery of Process by the Holder to the Company. In the event of an action or proceeding by the Holder against the Company, and only by the Holder against the Company, service of copies of summons and/or complaint and/or any other process that may be served in any such action or proceeding may be made by the Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known attorney as set forth in its most recent SEC filing.

(v)      Notices. Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

(f)       No Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act of 1933, as amended, on the basis of being a “bad actor” as that term is established in the September 13, 2013 Small Entity Compliance Guide published by the SEC.

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(g)       Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates any applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal, fees, liquidated damages or interest on this Note.

(h)       Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. Eastern Time on the Trading Day immediately following the Date of Execution, issue a press release disclosing the material terms of the transactions contemplated hereby, or (b) file a Form 8-K Current Report (the “Current Report”) on EDGAR with the SEC disclosing the material terms of the transactions contemplated hereby. From and after the filing of the Current Report, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company, or any of its officers, directors, employees, or agents in connection with the transactions contemplated by this Note. The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Holder, or without the prior consent of the Holder, with respect to any press release of the Company, none of which consents shall be unreasonably withheld, delayed, denied, or conditioned except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of the Holder, except to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted hereunder.

The Company agrees that this is a material term of this Note and any breach of this Section 4.00(h) will result in a default of the Note.

(i)       Security.  The Company’s obligations hereunder are secured pursuant to a security agreement, dated on or about the date hereof, between the Company and the Holder.

[Signature Page to Follow.]

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IN WITNESS WHEREOF, the Company has caused this Fixed Secured Convertible Promissory Note to be duly executed on the day and in the year first above written.

HELIX TCS, INC.

By:__________________________________

Name:

Title:

Email:

Address:

This Note is accepted this ___ day of April 2017 by

REDDIAMOND PARTNERS, LLC

By:
Name:
Title: Managing Member

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EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert all or part of that certain $100,000 10% Secured Convertible Promissory Note identified as the Note)

DATE:	________________________________
FROM:	RedDiamond Partners, LLC (the “Holder”)

Re:	$100,000 10% Secured Convertible Promissory Note (this “Note”) originally issued by Helix TCS, Inc., a Delaware corporation, to RedDiamond Partners, LLC on April 26, 2017.

The undersigned on behalf of RedDiamond Partners, LLC, hereby elects to convert $_______________________ of the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share, of Helix TCS, Inc. (the “Company”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in this Note.

Conversion information:

Date to Effect Conversion

Aggregate Principal Sum of Note Being Converted

Aggregate Interest/Fees of Principal Amount Being Converted

Remaining Principal Balance

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

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EXHIBIT B

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

HELIX TCS, INC.

The undersigned, being directors of Helix TCS, Inc., a Delaware corporation (the “Company”), acting pursuant to the Bylaws of the Corporation, do hereby consent to, approve and adopt the following preamble and resolutions:

Convertible Note with RedDiamond Partners, LLC

The board of directors of the Company has reviewed and authorized the following documents relating to the issuance of a 10% Secured Convertible Promissory Note in the amount of $100,000 with RedDiamond Partners, LLC.

The documents agreed to and dated April 26, 2017 are as follows:

Securities Purchase Agreement dated April 26, 2017

10% Secured Convertible Promissory Note of Helix TCS, Inc.

Warrants to purchase 150,000 shares of common stock

Additional Joinder to the Security Agreement dated in February 2017

Subsidiary Guarantee Agreement

Irrevocable Transfer Agent Instructions

Certificate of Corporate Secretary

Disbursement Instructions

The board of directors further agree to authorize and approve the issuance of shares to the Holder at Conversion prices that are below the Company’s then current par value.

IN WITNESS WHEREOF, the undersign member(s) of the board of the Company executed this unanimous written consent as of April       , 2017.

_________________________________

By:

Its:

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EXHIBIT C

CERTIFICATE OF CORPORATE SECRETARY OF

HELIX TCS, INC.

(Two Pages)

The undersigned, _______________________ is the duly elected Corporate Secretary of Helix TCS, Inc., a Delaware corporation (the “Company”).

I hereby warrant and represent that I have undertaken a complete and thorough review of the Company’s corporate and financial books and records, including, but not limited to, the Company’s records relating to the following:

(A)	The issuance of that certain convertible promissory note dated April 26, 2017 (the “Note Issuance Date”) issued to RedDiamond Partners, LLC (the “Holder”) in the stated original principal amount of $100,000 (the “Note”);

(B)	The Company’s Board of Directors duly approved the issuance of the Note to the Holder;

(C)	The Company has not received and does not contemplate receiving any new consideration from any persons in connection with any later conversion of the Note and the issuance of the Company’s Common Stock upon any said conversion;

(D)	To my best knowledge and after completing the aforementioned review of the Company’s stockholder and corporate records, I am able to certify that the Holder (and the persons affiliated with the Holder) are not officers, directors, or directly or indirectly, ten percent (10.00%) or more stockholders of the Company and none of said persons has had any such status in the one hundred (100) days immediately preceding the date of this Certificate;

(E)	The Company’s Board of Directors have approved duly adopted resolutions approving the Irrevocable Instructions to the Company’s Stock Transfer Agent dated April 26, 2017;

(F)	Mark the appropriate selection:

___ The Company represents that it is not a “shell company,” as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, and has never been a shell company, as so defined; or

___ The Company represents that (i) it was a “shell company,” as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, (ii) since ______, 201__, it has no longer been a shell company, as so defined, and (iii) on _______, 201__, it provided Form 10-type information in a filing with the Securities and Exchange Commission.

(G)	I understand the constraints imposed under Rule 144 on those persons who are or may be deemed to be “affiliates,” as that term is defined in Rule 144(a)(1) of the Securities Act of 1933, as amended.

(H)	I understand that all of the representations set forth in this Certificate will be relied upon by counsel to RedDiamond Partners, LLC in connection with the preparation of a legal opinion.

I hereby affix my signature to this Notarized Certificate and hereby confirm the accuracy of the statements made herein.

Signed:	Dated:

Name:	Title:

SUBSCRIBED AND SWORN TO BEFORE ME ON THIS ________ DAY OF ____________________ 2017.

Commission Expires:______________

 ____________________________________

Notary Public

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EXHIBIT D

TO:	RedDiamond Partners, LLC

FROM:	Helix TCS, Inc.

DATE:	April 26, 2017

RE:	Disbursement of Funds

Pursuant to that certain 10% Secured Convertible Promissory Note between the parties listed above and dated April 26, 2017, a disbursement of funds will take place in the amount and manner described below:

Please disburse to:
Amount to disburse:	$72,000
Form of distribution	Wire
Name	Helix TCS, Inc.
Company Address
Wire Instructions:	Bank: ABA Routing Number: Account Number: SWIFT Code: Account Name: Phone:

Please disburse to:
Amount to disburse:	$3,000
Form of distribution	Wire
Name	Sichenzia Ross Ference Kesner LLP
Company Address
Wire Instructions:	Bank: ABA Routing Number: Account Number: SWIFT Code: Account Name: Phone:

TOTAL: $75,000

For: Helix TCS, Inc.

By: __________________________________	Dated: April 26, 2017

Name:
Its:

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ATTACHED TO CONVERTIBLE PROMISSORY NOTES

Transfer Agent Instructions (5 pages)

DATE: April 26, 2017

Corporate Stock Transfer

3200 Cherry Creek South Drive, Suite 430

Denver, Colorado 80209

Ladies and Gentlemen:

On behalf of Helix TCS, Inc., a Delaware corporation (the “Company”), reference is made to a Secured Convertible Promissory Note (the “Note”), listed in Exhibit A, by and between the Company and RedDiamond Partners, LLC, a Delaware limited liability company (the “Holder”). A copy of the Note is attached hereto. Pursuant to the terms of the Note the Holder is given the right to convert all or any portion of the Principal Amount of the Note into shares of common stock (the “Shares”) of the Company, par value $0.001 per share (the “Common Stock” or “Subject Shares”). We ask that you familiarize yourself with your issuance and delivery obligations as Transfer Agent, contained herein.

From and after the date hereof and until all of Company’s obligations under the Note are paid and performed in full, (a) you are hereby authorized to establish a reserve of shares of authorized but unissued Common Stock of the Company in an amount not less than 500,000 shares (the “Transfer Agent Reserve”) for issuance upon partial or full conversion of the Note listed in Exhibit A in accordance with the terms thereof, (b) you shall maintain and hold the Transfer Agent Reserve for the exclusive benefit of Holder, (c) you shall issue the shares of Common Stock held in the Transfer Agent Reserve to Holder or its broker only (subject to the immediately following clause (d)), (d) when you issue shares of Common Stock to Holder or its broker under the Note pursuant to the other instructions in this Letter, you shall issue such shares from Company’s authorized and unissued shares of Common Stock to the extent the same are available and not from the Transfer Agent Reserve unless and until there are no authorized shares of Common Stock available for issuance other than those held in the Transfer Agent Reserve, at which point, and upon your receipt of written authorization from Holder, you shall then issue any shares of Common Stock deliverable to Holder under the Note from the Transfer Agent Reserve, (e) you shall not otherwise reduce the Transfer Agent Reserve under any circumstances, unless Holder delivers to you written pre-approval of such reduction, and (f) you shall immediately add shares of Common Stock to the Transfer Agent Reserve as and when requested by Company or Holder in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Company’s authorized shares of Common Stock.

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The ability to convert the Principal Amount of the Note in a timely manner is a material obligation of the Company pursuant to the Note. Your firm is hereby authorized and instructed to issue shares of Common Stock of the Company (without any restrictive legend) to the Holder without any further action or confirmation by the Company upon your receipt from the Holder of (a) a notice of conversion ("Conversion Notice") executed by the Holder; and (b) an opinion of counsel of the Holder, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the shares of Common Stock of the Company issued to the Holder pursuant to the Conversion Notice are not "restricted securities" as defined in Rule 144 and should be issued to the Holder without any restrictive legend. Please note that a share issuance resolution is not required for each conversion since these instructions and the Note have previously been approved by a resolution of the Company’s board of directors. Your firm shall not be responsible for any of the calculations or numbers provided in any such conversion notice.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Holder. Your firm will not delay in processing any Conversion Notices owing to the fact that the Company is in arrears of its fees and other monies owed to your firm, as long as it is less than $1,000,00, provided that the Holder agrees that each time a Conversion Notice is delivered to your firm, in the event the Company refuses to pay the cost associated with processing a Conversion Notice (in contradiction with the terms of the Note) the Holder agrees to pay the cost of processing the Conversion Notice a sum not to exceed $200.00 for each such transaction. In the event that the Company is suspended with Corporate Stock Transfer, Inc. due to non-payment, with an account balance exceeding $1,000, and said invoice is more than 30 days in past due, the Holder would be required to bring the account balance current for any issuance of shares to take place by Corporate Stock Transfer, Inc.

The Holder shall reserve the right to maintain this Transfer Agent Reserve beyond the date of retirement of the Note provided that there are other existing securities issued by the Company in the Holder’s name as of the date of that retirement and said securities require a share reserve to be maintained. The Holder shall be allowed to re-assign this Transfer Agent Reserve to any other existing securities in Holder’s name without the Company’s approval. Additionally, the Holder shall reserve the right to transfer the Transfer Agent Reserve to any other note holder of the Company without the Company’s approval. This Transfer Agent Reserve may not be transferred, extinguished or otherwise re-assigned without prior written approval by the Holder.

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The Company hereby directs you, upon request by the Holder or Holder’s broker dealer, to immediately provide any capitalization structure information pertaining to the number of common shares of the Company that are issued and outstanding, authorized, reserved, treasury or in the public float without any further action or confirmation by the Company.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel. The Transfer Agent has no obligation to confirm the accuracy in the conversion notice.

The Board of Directors of the Company has approved the foregoing (instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees, in the event of a change in transfer agents, that the Transfer Agent Reserve shall be automatically reestablished at the new transfer agent. The Company agrees that in the event that the transfer agent resigns as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent, agreeable to the Holder, that will agree to serve as the transfer agent for the Company and be bound by the terms and conditions of these irrevocable instructions within five (5) business days. Furthermore, if the Company decides to switch or terminate the current transfer agent, 30 days’ notice of termination must be given, and the fee for the irrevocable agreement transfer will be $350.00 per irrevocable agreement payable to the current transfer agent prior to termination.

The Holder is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Holder.

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Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions and return a copy of this agreement to the Company and to the Holder.

Very truly yours,

Helix TCS, Inc.

By: __________________________________

Name: _______________________________

Title: _______________________________

Acknowledged and Agreed:

Corporate Stock Transfer

By: __________________________________                                                    Date: ________________

Name: ________________________________

Title: ________________________________

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EXHIBIT A

Note Description

$104,000 Note dated April 26, 2017

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